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                                                                     EXHIBIT 1.1








                             PENSON WORLDWIDE, INC.

                        7,465,759 Shares of Common Stock

                             Underwriting Agreement



                                                                   May    , 2006

J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
Raymond James & Associates, Inc.
Sandler O'Neill & Partners, L.P.
  As Representatives of the
  several Underwriters listed
  in Schedule I hereto

c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York  10172

and

Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, New York 10010


Ladies and Gentlemen:

         Penson Worldwide, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 6,250,000 shares of common stock, par value $ 0.01 per share (the "Stock"), of the Company, and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose to sell to the Underwriters an aggregate of 1,215,759 shares. In addition, at the option of the Underwriters, the Company proposes to issue and sell to the several Underwriters, up to an additional 937,500 shares of Stock, and the Selling


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Stockholders propose to sell to the Underwriters an additional 182,363 shares of
Stock. The aggregate of 7,465,759 shares of the Stock to be sold by the Company and the Selling Stockholders is herein called the "Underwritten Shares" and the aggregate of 1,119,863 additional shares of the Stock to be sold by the Company and the Selling Stockholders at the Underwriters' option is herein called the "Option Shares". The Underwritten Shares and the Option Shares are herein referred to as the "Shares".

         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

         1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-127385) including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule 430 Information"), is referred to herein as the "Registration Statement"; and as used herein, the term "Preliminary Prospectus" means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities
Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

         At or prior to the time when sales of the Shares were first made (the "Time of Sale"), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the "Time of Sale Information"): a Preliminary Prospectus dated May 1, 2006, and each "free-writing prospectus" (as defined pursuant to Rule 405 under the Securities
Act) listed on Annex B hereto.

         2. Purchase of the Shares by the Underwriters. (a) The Company and each of the Selling Stockholders agree, severally and not jointly, to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders at a purchase


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                                                                               3


price per share of $_____ (the "Purchase Price") the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from the Company and all of the Selling Stockholders hereunder. The public offering price of the Shares is not in excess of the price recommended by Credit Suisse Securities (USA) LLC, acting as a "qualified independent underwriter" within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

         In addition, the Company and each of the Selling Stockholders agree, severally and not jointly, to sell the Option Shares to the several Underwriters and such Underwriters shall have the option to purchase at their election up to a maximum of 1,119,863 Option Shares at the Purchase Price. The Underwriters, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company and the Selling Stockholders at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder.

         The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company and the Attorneys-in-Fact (as defined below). The Option Shares may only be purchased by the Underwriters for the purpose of covering over-allotments made in connection with the sale of the Underwritten Shares. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the third full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.


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         (b) The Company and the Selling Stockholders understand that the
Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it to or through any Underwriter.

         Approximately 223,973 Underwritten Shares ("Directed Shares") will initially be reserved by the several Underwriters for offer and sale to employees and persons, who have heretofore delivered to Raymond James & Associates, Inc. offers or indications of interest to purchase Directed Shares in form reasonably satisfactory to Raymond James & Associates, Inc., having business relationships with the Company and its subsidiaries ("Directed Share Participants") upon the terms and conditions set forth in the most recent Preliminary Prospectus and the Prospectus (the "Directed Share Program") and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc., and any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by Raymond James & Associates, Inc. from the Company. Under no circumstances will Raymond James & Associates, Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

         (c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives with regard to payment to the Company and by the Attorneys-in-Fact, or any of them, to the Representatives with regard to payment to the Selling Stockholders, in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell at 10:00 A.M. New York City time on May __, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company and the Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, is referred to herein as the "Additional Closing Date".


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         Payment for the Shares to be purchased on the Closing Date or the
Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company or the Selling Stockholders, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

         (d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor the other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.


         3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

    (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.


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    (b) Time of Sale Information. The Time of Sale Information, at the Time of
Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

    (c) Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an "Issuer Free Writing Prospectus") other than (i) any written communication not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or any rule under the Securities Act (including, without limitation, Rule 134 under the Securities Act) or (ii) the documents listed on Annex B hereto, electronic roadshows, if any, furnished to you before first use and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required by Rule 433(d) thereunder) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

    (d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company's knowledge, no proceeding for that purpose or


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pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and, on each of the Closing Date and the Additional Closing Date, will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus and any amendment or supplement thereto.

    (e) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects as to form with the applicable accounting requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, provided, however, that the interim statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles in the United States, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the other financial information included in the Registration Statement, the Time of Sale Information and the Prospectus set forth under the captions "Prospectus Summary--Summary consolidated financial data," "Selected consolidated financial data," and "Unaudited pro forma consolidated financial statements" has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus has been prepared in accordance with the requirements of the Securities Act applicable to pro forma financial statements, and the assumptions underlying such pro forma financial information are reasonable.


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    (f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries taken as a whole; (ii) neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement that is material to the Company and its Significant Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Significant Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Significant Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

    (g) Organization and Good Standing. The Company and each of its Significant Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries taken as a whole (a "Material Adverse Effect"). At the Closing Date, the Company's only subsidiaries are those listed in Exhibit 21.1 to the Registration Statement. The subsidiaries listed in
Schedule III to this Agreement are the only significant subsidiaries of the Company (the "Significant Subsidiaries").

    (h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the


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Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Significant Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors' qualifying shares) and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

    (i) Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the consummation of the transactions contemplated hereby has been duly and validly taken.

    (j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

    (k) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Time of Sale Information and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

    (l) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition by the Company or any of its Significant Subsidiaries contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or, to the Company's knowledge, by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or


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                                                                              10


regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

    (m) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

    (n) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority (other than such as has already been received or made or shall be received or made prior to the Closing Date) is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company hereunder and the consummation by the Company of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act, the inclusion of the Shares for quotation on the Nasdaq National Market and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the bylaws or rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters.

    (o) Legal and Regulatory Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (whether within or outside of the U.S.) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected by the Company to have a Material Adverse Effect


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                                                                              11


or materially and adversely affect the ability of the Company to perform its obligations under the this Agreement; to the Company's knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any U.S. or foreign governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

    (p) Independent Accountants. BDO Seidman, LLP, who have certified certain financial statements of the Company and its subsidiaries, are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

    (q) Title to Real and Personal Property. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and its Significant Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that
(i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (r) Title to Intellectual Property. The Company and its Significant Subsidiaries own, possess or can acquire on reasonable terms adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its Significant Subsidiaries have not received any notice of any claim of infringement


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                                                                              12


or conflict with any such rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

    (s) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

    (t) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

    (u) Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed through the date hereof and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets which has had, or would have, individually or in the aggregate, a Material Adverse Effect.

    (v) Licenses and Permits. The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or materially adverse modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification of any such license, certificate, permit or authorization or the failure to obtain any such renewal would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

    (w) No Labor Disputes. No material labor disturbance by or dispute with employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened.

    (x) Compliance with Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

    (y) Compliance with ERISA. Each employee benefit plan, within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

    (z) Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (aa) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate in all material respects to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

    (bb) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has during the last five years (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

    (cc) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the Company, except in any such case for any such prohibition of payment or distribution as would not, individually or in the aggregate, have a Material Adverse Effect.

    (dd) No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

    (ee) No Registration Rights. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus or as waived prior to the date hereof, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares to be sold by the Company hereunder or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

    (ff) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

    (gg) Business With Cuba. The Company has complied with all provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

    (hh) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

    (ii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act")) contained in the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

    (jj) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

    (kk) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with Section 402, related to loans, of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act").

    (ll) Directed Share Program. Each of the Registration Statement, the Time of Sale Information, the Prospectus and the most recent Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of jurisdictions in which the Time of Sale

Information, the Prospectus or the most recent Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program; no consent, approval, authorization, order or qualification of or with any court or governmental or regulatory authority, other than those already obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except, in each of the foregoing cases, as would not, individually or in the aggregate, (A) materially and adversely affect the ability of the Company to perform its obligations under this Agreement or (B) have a Material Adverse Effect; the Company has not offered, or caused Raymond James & Associates, Inc. to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         The Company has not distributed and, prior to the later to occur of the Closing Date or an Additional Closing Date, as the case may be, and completion of the distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares other than the Time of Sale Information and the Prospectus and, in connection with the Directed Share Program, the enrollment materials prepared by Raymond James & Associates, Inc.


         4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter that:

         (a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below), and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

         (b) No Conflicts. The execution, delivery and performance by or on behalf of such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of clauses (i) and (iii) above, for any such default or violation that would not, individually or in the aggregate, materially and adversely affect the ability of such Selling Stockholder to perform its obligations under this Agreement.

         (c) Title to Shares. Such Selling Stockholder has good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

         (d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

         (e) Registration Statement, Time of Sale Information and Prospectus. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Time of Sale, the Time of Sale Information did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing

Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Selling Stockholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and conformity with information furnished to the Selling Stockholders or the Company in writing by the Underwriters through the Representatives expressly for use in the Registration Statement, the Time of Sale Information or the Prospectus or any amendment or supplement thereto; and, provided further that the representations and warranties given in this paragraph by each Selling Stockholder only apply to statements or omissions in the Registration Statement, the Time of Sale Information or the Prospectus and any amendment or supplement thereto made in reliance upon information furnished to the Company or the Underwriters in writing by or on behalf of such Selling Stockholder expressly for use therein.

         (f) Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Securities by such Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Time of Sale Information or the Prospectus.

         Each of the Selling Stockholders represents and warrants that he, she or it has instructed the transfer agent to register the Shares in the name of Continental Stock Transfer & Trust Company, as custodian for the Seller (the "Custodian"), pursuant to a Letter of Transmittal and Custody Agreement (the "Custody Agreement"), in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the Custodian, and that such Selling Stockholder has duly executed and delivered a Selling Stockholder's Irrevocable Power of Attorney (the "Power of Attorney"), in the form heretofore furnished to you, appointing the person or persons specified therein, and each of them, as such Selling Stockholder's Attorneys-in-Fact (the "Attorneys-in-Fact" or any one of them an "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

         Each of the Selling Stockholders specifically agrees that the Shares instructed by such Selling Stockholder to be registered in the name of the Custodian and held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.


         5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

    (a) Filing of the Final Prospectus and Issuer Free Writing Prospectus. The Company will file (i) the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and (ii) any Issuer Free Writing Prospectus to the extent required by Rule 433(d) under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

    (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term "Prospectus Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities
Act) in connection with sales of the Shares by any Underwriter or dealer.

    (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such amendment is required by law. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

    (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose known to the Company; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

    (e) Ongoing Compliance of the Prospectus. (i) If during the Prospectus Delivery Period (A) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law and (ii) if at any time prior to the Closing Date (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

    (f) Blue Sky Compliance. The Company will cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

    (g) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

    (h) Clear Market. For a period of 180 days after the date of the initial public offering of the Shares, the Company will not (i) offer, pledge, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans or the Company's employee stock purchase plan or (C) the issuance of any shares of Common Stock at least 90 days after the date of the Prospectus, or any agreement entered into at least 90 days after the date of the Prospectus to issue shares of Common Stock, in connection with an acquisition of stock or assets of another business, by merger or otherwise, provided that such shares in the aggregate do not exceed 10% of the number of shares of Common Stock outstanding immediately following the sale of the Shares hereunder; and provided further that the Company shall have received from each recipient of such shares a lock-up letter in substantially the form of Annex E hereto. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement, unless waived or otherwise approved by the Representatives in writing, shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the public announcement of the material news or the occurrence of the material event; provided, however, that this provision will not apply if the safe harbor provided by Rule 139 promulgated under the Securities Act is available and the Company's shares of Common Stock are "actively traded securities," as defined in Regulation M, 17 C.F.R. 242.101(c)(1).

    (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading "Use of proceeds."

    (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

    (k) Exchange Listing. The Company will use its commercially reasonable efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market (the "Nasdaq National Market").

    (l) Reports. So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to all holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system.

    (m) Record Retention. The Company will, in compliance with the rules and regulations of the Securities Act and pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433(d) under the Securities Act.

    (n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

    (o) Sarbanes-Oxley Compliance. Upon the Closing Date, the Company and its subsidiaries will comply in all material respects with all provisions of the Sarbanes-Oxley Act that are effective with respect to the Company and such subsidiaries as of such time, and use its commercially reasonable efforts to cause the officers and directors of the Company and its subsidiaries, as the case may be, in their respective capacities as such, to comply with the provisions of the Sarbanes-Oxley Act.

    (p) Restriction of Directed Shares. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of this Agreement, and Raymond James & Associates, Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Raymond James & Associates, Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

    (q) Directed Shares Compliance. The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, covenants and agrees with each Underwriter that:

         (a) Clear Market. For a period of 180 days after the date of the initial public offering of the Shares, such Selling Stockholder will not (i) offer, pledge, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of the Stock or any securities convertible into or exercisable or exchangeable for the Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Stock or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of the Stock or any security convertible into or exercisable or exchangeable for the Stock without the prior written consent of the Representatives, in each case other than the Shares to be sold by such Selling Stockholder hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement, unless waived or otherwise approved by the Representatives in writing, shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the public announcement of the material news or the occurrence of the material event; provided, however, that this provision will not apply if the safe harbor provided by Rule 139 promulgated under the Securities Act is available and the Company's shares of Common Stock are "actively traded securities," as defined in Regulation M, 17 C.F.R. 242.101(c)(1). The foregoing restrictions in this Section 6(a) shall not apply to any transfer of shares of Stock (a) to the Underwriters pursuant to this Agreement; (b) as a bona fide gift or gifts; (c) to any trust for the sole benefit of the Selling Stockholder or the Selling Stockholder's family; (d) by will or intestacy to the Selling Stockholder's legal representative, heir or legatee; (e) if the Selling Stockholder is a partnership, corporation, limited liability company or similar entity, (1) to another partnership, corporation, limited liability company or similar entity if the transferee and such Selling Stockholder are affiliates or
(2) as a distribution to partners, stockholders or members of such Selling Stockholder; or (f) acquired in the public market on or after the date of the Prospectus filed by the Company with the Commission in connection with the Company's initial public offering pursuant to this Agreement; provided that, in the case of any transfer pursuant to clauses (b) through (e), (x) each donee, transferee, distributee or recipient shall execute and deliver to the Representatives a form of "lock-up" agreement substantially in the form of Annex E hereto; and (y) no transfer includes a disposition for value; and, provided further that, in the case of any transfer pursuant to clauses (b) through (f), no filing by any party under the Securities Act or the Exchange Act is required nor voluntarily made in connection with any such donation, transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day restricted period specified above in connection with a donation or transfer pursuant to clause (b)).

         (b) Tax Form. Such Selling Stockholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.


         7. Certain Agreements of the Underwriters. Each Underwriter severally represents and agrees that:

         (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus,
(ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an "Underwriter Free Writing Prospectus"), and in each case such Underwriter Free Writing Prospectus would not result in the Company being required to file it with the Commission under Rule 433(d) where the Company otherwise would not be required to make such filing thereunder but for the action of the Underwriter.

         (b) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

         (c) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the

Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex A hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

         (d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering and sale of the Shares (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

         8. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

    (a) Registration Compliance; No Stop Order. The Registration Statement (or if a post-effective amendment thereto is required to be filed under the Securities Act, such post-effective amendment) shall have become effective, and the Representatives shall have received notice thereof, on the date hereof. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433(d) under the Securities
Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

    (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

    (c) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of or guaranteed by the Company or any of its

Significant Subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock of or guaranteed by the Company or any of its Significant Subsidiaries (other than an announcement with positive implications of a possible upgrading).

    (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

    (e) Officers' Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (A) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representation set forth in Section 3(b) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (C) to the effect set forth in paragraphs (a), (c) and (d) above and (ii) of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representation set forth in Section 4(e) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Stockholders in this Agreement are true and correct and that such Selling Stockholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

    (f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, BDO Seidman, LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants'

"comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

    (g) Opinion of Counsel for the Company. (i) Morgan, Lewis & Bockius LLP, outside counsel for the Company, (ii) Andrew Koslow, Senior Vice President and General Counsel, (iii) the Company's North Carolina counsel, (iv) the Company's Canada counsel and (v) the Company's U.K. counsel shall have furnished to the Representatives, at the request of the Company, their respective written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1 through C-5 hereto.

    (h) Opinion of Counsel for the Selling Stockholders. McGuire, Craddock & Strother, P.C., counsel for the Selling Stockholders, shall have furnished to the Representatives, at the request of the Selling Stockholders, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

    (i) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

    (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

    (k) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

    (l) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

    (m) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Annex E hereto, between you and certain stockholders, officers and directors of the Company, and between you and Directed Share Participants, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

    (n) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         9. Indemnification and Contribution.

    (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers, partners and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

         The Company also agrees to indemnify and hold harmless, Credit Suisse Securities (USA) LLC, its affiliates, directors and officers and each person, if any, who controls Credit Suisse Securities (USA) LLC within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of Credit Suisse Securities (USA) LLC's participation as a "qualified independent underwriter" within the meaning of the Rules of Conduct of the National Association of Securities Dealers, Inc. in connection with the offering of the Shares.

         The Company also agrees to indemnify and hold harmless Raymond James & Associates, Inc., its affiliates, directors and officers and each person, if any, who controls Raymond James & Associates, Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) arise out of, or are based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages and liabilities (or expenses related thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Raymond James & Associates, Inc. or its affiliates, directors or officers.


    (b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers, partners and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but in each case (i) only to the extent (A) that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following information in the Prospectus furnished on behalf of each Selling Stockholder: "Principal and selling stockholders", and (B) of the amount of net proceeds (before deducting expenses) received by such Selling Stockholder in connection with the sale of such Selling Stockholder's Shares pursuant to this Agreement, and (ii) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to such Selling Stockholder or the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

         Each of the Selling Stockholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder also agrees to indemnify and hold harmless Credit Suisse Securities
(USA) LLC, its affiliates, directors and officers and each person, if any, who controls Credit Suisse Securities (USA) LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of Credit Suisse Securities (USA) LLC's participation as a "qualified independent underwriter", within the meaning of the Rules of Conduct of the National Association of Securities Dealers, Inc., in connection with the offering of the Shares but only to the extent of the amount of net proceeds received by such Selling Stockholder in connection with the sale of such Selling Stockholder's Shares pursuant to this Agreement.


    (c) Indemnification of the Company and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in the first paragraph of Section 9(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company or any Selling Stockholder in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and (ii) the information contained in the fourteenth and fifteenth paragraphs relating to stabilization transactions and passive market making under the caption "Underwriting" [and the following information in the
Issuer Free Writing Prospectus dated _______, 2006:         ].

    (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a), (b) or (c) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing, enclosing a copy of all papers served; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this
Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however, that if indemnity may be sought pursuant to the second paragraph of 9(a) or 9(b) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the Indemnifying Person shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Credit Suisse Securities (USA) LLC in its capacity as a "qualified independent underwriter", its affiliates and all persons, if any, who control Credit Suisse Securities (USA) LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company, any such separate firm for the Selling Stockholders shall be designated in writing by the Attorney-in-Fact, any such separate firm for Credit Suisse Securities (USA) LLC in its capacity as "qualified independent underwriter" shall be designated in writing by Credit Suisse Securities (USA) LLC and any such separate firm for Raymond James & Associates, Inc. in respect of the Directed Share Program shall be designated in writing by Raymond James & Associates, Inc. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

    (e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Selling Stockholder shall be required to contribute any amount in excess of the net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

    (g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         10. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representatives of notice of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment thereto).

         11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities;
(iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) the representation in
Section 3(b) is incorrect in any respect.

         12. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that, in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters, may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph
(a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be does not exceed one-tenth of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph
(a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-tenth of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph
(b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this
Section 12 shall be without liability on the part of the Company and the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of
Section 9 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

         13. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof;
(iii) the costs of reproducing and distributing this Agreement, the Power of Attorney and the Custody Agreement; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters up to a maximum of $5,000); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc. (including the fees and expenses of Credit Suisse Securities (USA) LLC acting as "qualified independent underwriter" within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (up to a maximum of $50,000 with respect to counsel fees and disbursements of the Underwriters and the "qualified independent underwriter"); (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; (x) all expenses and application fees related to the listing of the Shares on the Nasdaq National Market; (xi) the reasonable fees and expenses of one counsel to represent the Selling Stockholders; and (xii) all costs and expenses of the Underwriters relating to the Directed Share Program, including the fees and disbursements of counsel for the Underwriters and any stamp duties or other taxes incurred by the Underwriters in connection therewith; provided, however, that the Selling Stockholders will be responsible for any fees and disbursements of any counsel for the Selling Stockholders other than as provided in clause (xi) above and for any commissions or transfer taxes on the sale by the Selling Stockholders of the Shares to the Underwriters. Notwithstanding the foregoing, the Underwriters will reimburse the Company for up to $_____________ of expenses relating to the offer and sale of the Shares.

         (b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

         16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

         17. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters. Any action taken by J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC shall be deemed to be an action taken by the Representatives for purposes of this Agreement.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Henry K. Wilson. Notices to the Company shall be given to it at Penson Worldwide Inc., 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201, (fax: (214) 765-1164);
Attention: Chief Executive Officer (with a copy to the General Counsel at such address). Notices to the Selling Stockholders shall be given to the Attorneys-in-Fact at Penson Worldwide, Inc., 1700 Pacific Avenue, Suite 1400, Dallas, Texas 75201, (Fax: (214) 765-1164); Attention: Roger J. Engemoen, Jr., Philip A. Pendergraft and Daniel P. Son.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.


                                        Very truly yours,

                                        PENSON WORLDWIDE, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SELLING STOCKHOLDERS

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        As Attorneys-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

Accepted: May __, 2006


J.P. MORGAN SECURITIES INC. CREDIT
SUISSE SECURITIES (USA) LLC
For themselves and on behalf of the
several Underwriters listed in
Schedule I hereto.

J.P. MORGAN SECURITIES INC.

By:
    -----------------------------------
Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC

By:
    -----------------------------------
Authorized Signatory

                                                                      Schedule I

Underwriter                                                   Number of Shares

J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
Raymond James & Associates, Inc.
Sandler O'Neill & Partners, L.P.


                                                               -----------------
Total                                                          7,465,759

                                                                     Schedule II

Selling Stockholders                Number of Underwritten Shares    Number of Option Shares
Roger J. Engemoen, Jr.              330,663
Philip A. Pendergraft               105,486
Daniel P. Son                       98,437
Andrew Koslow                       4,474
J. Kelly Gray                       83,531
William D. Gross                    130,313
Thomas R. Johnson(1)                136,815
Call Now, Inc.                      136,815
Nichole Ake                         208
Suzanne Bennett                     2,812
Todd Boppell                        310
Llynal Carey                        736
Felizardo Contreros                 100
Jay Daily                           4,218
DCG&T FBO David Rafteseth IRA       491
DCG&T FBO James P. Forrest IRA      545
Charles Dicks                       20
Estate of Damon Smith               6,805
Stacy L. Evans                      1,125
Mark Fawver                         1,546
James P. Forrest                    12,740
Jimmy Glasgow                       833
Christopher Hall                    42,495
Richard N. Hart, III                3,721
David R. Henkel                     8,645
Holliday Family 2000                11,615
Children's Trust
Gary R. Holliday                    39,128
Alan L. Hunt                        416
Jackson Barlow Hall 2000            3,487
Children's Trust
Ila Jehl                            6,675
Jordan Taylor Hall 2000             3,487
Children's Trust
E. David Kailbourne                 4,218
James Kubisak                       4,218
Lauren Lain Williams 2000           5,807
Children's Trust
Eric Majeski                        4,218
Larry K. McCormick                  46,406
Morgan Elizabeth Williams           5,807


----------

       (1) Reflects 136,815 shares being sold in the offering by Call Now, Inc., of which Mr. Johnson is the President, Chief Executive Officer and member of the Board of Directors.

2000 Children's Trust
Ron D. Morrison                     2,812
Leon Morvay                         3,791
Raymond P. Murphy                   3,109
Nexa Technologies                   21,875
Joyce Oehrlein                      2,812
Gayla Perkins                       1,647
Robert Bruce Pitt                   185
Philip L. Price                     12,740
Louis Rowlett                       2,812
John Schroeder                      2,083
Robert Shiels                       3,825
Dana Shipley                        1,933
Steve A. Sledge                     2,812
Eric J. Stoop                       943
Michael D. Stoop                    310
Holly Thigpen                       1,718
Luther Thornton                     984
Douglas Alan Throckmorton           4,218
Kimberley Treaster                  1,125
Gregory D. Vanenkevort              4,218
Michael G. Wadsworth                2,812
Gene Wallace                        1,148
Mark Whitworth                      171
Dory Wiley                          6,078
Joanna Wiley                        2,812
Al Yee                              3,426
Jill Zacha                          2,812

                                                                    Schedule III

                            Significant Subsidiaries

Penson Financial Services Canada, Inc.
Penson Financial Services, Inc.
Penson Financial Services Limited